Exhibit 24(b)(11)



                       INDEPENDENT AUDITORS' CONSENT



The Board of Trustees
Oppenheimer New York Tax-Exempt Fund:


We consent to the use of our report dated October 20, 1995 included herein and to the reference to our firm under the heading
"Financial Highlights" in the Prospectus.




/s/ KPMG Peat Marwick LLP
-------------------------
KPMG Peat Marwick LLP


Denver, Colorado
January 30, 1996